Exhibit 10.6(d)

Lehigh Gas Partners LP 2012 Incentive Award Plan

Award Agreement for Profits Interests

Grantee:

Grant Date:	March 14, 2014

Number of Class B Units:

Class B Liquidation Value:	$

Profits Interest Hurdle:	$

1.	Grant of Profits Interests. Lehigh Gas GP LLC, a Delaware limited liability company, the general partner (“General Partner”) of Lehigh Gas Partners LP, a Delaware limited partnership (the “Partnership” or “LGP”), and LGP Operations LLC, a Delaware limited liability company and a subsidiary of the Partnership (the “Company” or “Operations”), hereby grant to you Profits Interests under the Lehigh Gas Partners LP 2012 Incentive Award Plan, as the same may be amended from time to time (the “Plan”), which are subject to the terms and conditions set forth in (a) this Award Agreement (this “Agreement”), (b) the Amended and Restated Operating Agreement dated March 4, 2014, of Operations (the “Operating Agreement”) and (c) the Plan, all of which are incorporated herein by reference as a part of this Agreement. The Profits Interests are represented by Class B Units of Operations (“Class B Units”) which, once vested, are redeemable following the second anniversary of the Grant Date in exchange for cash, in an amount determined in accordance with the Operating Agreement, or units of LGP (“Units”) in an amount determined in accordance with the Operating Agreement. As a holder of Class B Units, you will also be entitled to receive cash distributions from Operations as and when Operations makes distributions in an amount equal to the number of Vested Class B Units (as defined in the Operating Agreement) you own times the amount of the distribution per Class A Unit of Operations (“Class A Units”), as determined by the Company. In the event of any conflict between the terms of the Operating Agreement and either this Agreement or the Plan or both, the terms of the Operating Agreement shall control. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Plan, unless the context requires otherwise. References to “Section” herein, unless otherwise specified, refer to the Sections of this Agreement.

702 W. Hamilton Street, Suite 203  |   Allentown, PA 18101  |   P: 610.625.8000  |  F: 610.841.1978

2.	Vesting of Class B Units.

(a) Vesting Schedule. The Class B Units shall be unvested at issuance, and subject to Section 2(b) and Section 5 below, shall become vested and non-forfeitable, provided you have remained in Continuous Service from the Grant Date through each applicable vesting date, in accordance with the following schedule:

Vesting Date	Vesting Percentage
March 14, 2015	33%
March 14, 2016	33%
March 14, 2017	34%

If on an applicable vesting date the application of the above vesting schedule results in a fractional Profits Interest being vested, the number of Class B Units vesting on such date shall be rounded to the nearest whole number of Class B Units.

(b) Repayment Obligation. You expressly acknowledge that this Award of Class B Units is conditioned upon your agreement that, except as may be required by law or a court, administrative agency or administrative tribunal, (i) you shall keep this Award (and the terms and conditions of this Award Agreement) strictly confidential, and (ii) you shall not disclose or otherwise divulge information relating to this Award; provided, however, that you may disclose information relating to this Award (and the terms and conditions of this Award Agreement) to your counsel or personal tax advisor. Notwithstanding any provision of the Plan, the Operating Agreement or this Award Agreement to the contrary, your failure to abide by the foregoing obligations relating to confidentiality and nondisclosure, or your failure to cause your counsel or tax advisor to abide by such obligations to the same extent as you are bound by such obligations, may, in the sole discretion of the Committee, result in forfeiture of all rights granted under this Award Agreement (including Class B Units, and cash payments with respect to Class B Units), whether or not vested. With respect to any Vested Class B Units that are forfeited pursuant to the foregoing provisions of this Section 2(b), (i) no distributions, cash payments or transfers of Units shall be made with respect to such Vested Class B Units (if distributions or payment or transfer with respect to such Class B Units has not yet been made as of the date the Committee determines that a forfeiture has occurred), and (ii) you shall transfer and/or pay to the Partnership the number of Units you previously received with respect to Vested Class B Units which have been converted into Units and/or the amount of cash equal to the Fair Market Value of such Vested Class B Units which have been converted into Units on the date of the Transfer Notice (as defined below). Such repayment or transfer back, as applicable, shall be made by you within ten (10) days following written notice sent by the Committee to you (the “Transfer Notice”) stating that the provisions of this Section 2(b) are applicable to this Award. You hereby irrevocably grant to the Committee the right to cancel and/or transfer to Operations or the Partnership any Class B Units or Units subject to this Section 2(b) to the extent you do not transfer such Class B Units or Units to Operations or the Partnership in accordance with this Section 2(b) following the date the Committee sends a Transfer Notice to you. Without limiting the generality of the foregoing, the Committee may, in its discretion, determine that any repayment or transfer obligation may be satisfied by any other payment or transfer method acceptable to the Committee.

3.	Administration. The Committee shall have the sole and complete discretion to administer, interpret and construe the Plan and this Agreement with respect to a Participant and the Operating Agreement with respect to the subject matter hereof, and to determine any and all questions and issues arising with respect to the Plan, this Agreement and the Operating Agreement. Any decision of the Committee concerning the Plan, the Operating Agreement or this Agreement shall be final and binding on you.

4.	Redemption and Mechanics. At any time after the second anniversary of the Grant Date, all Vested Class B Units may be redeemed (a “Redemption”) by you as set forth in the Operating Agreement, subject to the right of LGP, in its sole and absolute discretion, to assume some or all of the Company’s obligation to redeem such Tendered Units (as defined in the Operating Agreement) and elect to acquire some or all of the Vested Class B Units from the Tendering Member in exchange for the LGP Unit Shares Amount (as defined in the Operating Agreement). To exercise your redemption right, you shall deliver a notice (a “Redemption Notice”) in the form attached hereto as Exhibit B, not less than 10 nor more than 60 days prior to March 15 of each year following the first anniversary of the Grant Date (each such date, the “Specified Redemption Date”); provided, however, that if the Company has not given notice of a proposed or upcoming Transaction (as defined in the Operating Agreement) to you at least thirty (30) days prior to the effective date of such Transaction, then you shall have the right to deliver a Redemption Notice until the earlier of (x) the tenth (10th) day after such notice from the Company of a Transaction or (y) the third business day immediately preceding the effective date of such Transaction. Not less than five (5) days prior to the Specified Redemption Date, the Company shall notify you whether you are receiving cash or Common Units upon Redemption and whether LGP has assumed any portion of the Company’s obligation to redeem your vested Class B Units. Any Redemption shall occur automatically after the close of business on the applicable Specified Redemption Date without any action on the part of Grantee.

5.	Events Occurring Prior to Full Vesting.

(a) Death or Disability. If your Continuous Service terminates as a result of your death or Disability, the Unvested Class B Units (as defined in the Operating Agreement) then remaining automatically will become fully vested upon such termination of Continuous Service.

(b) Other Terminations. If your Continuous Service terminates for any reason other than as provided in Section 5(a), unless otherwise determined by the Committee or its designee, the Unvested Class B Units then remaining outstanding automatically shall be forfeited without payment upon such termination of Continuous Service.

6.	Limitations upon Transfer. All rights under this Agreement shall belong to you alone and may not be transferred, assigned, pledged, or hypothecated by you in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution and shall not be subject to execution, attachment, or similar process. Upon any attempt by you to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.

7.	Restrictions. By accepting this grant of Class B Units, you agree that the Class B Units and any Units that you may acquire upon vesting of this award and conversion of the Class B Units into Units will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. You also agree that (i) the Company and the Partnership may refuse to register the transfer of the Class B Units and the Units, respectively, acquired under this award on the transfer records of the Company and the Partnership, as the case may be, if such proposed transfer would in the opinion of counsel satisfactory to the General Partner and the manager of the Company constitute a violation of any applicable securities law, and (ii) the Partnership may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Units to be acquired under this Agreement. In addition, you agree that you will not sell or otherwise transfer any Class B Units, including pursuant to your exercise of your rights set forth in Section 4 above, until after the second anniversary of the Grant Date.

8.	Withholding of Taxes. If the grant, vesting or payment of a Profits Interest results in the receipt of compensation by you with respect to which the General Partner or an Affiliate (as defined in the Plan) has a tax withholding obligation pursuant to applicable law, the General Partner or an Affiliate shall withhold (or net) such cash and number of Class B Units otherwise payable to you as the General Partner or an Affiliate requires to meet its tax withholding obligations under such applicable laws.

9.	Representations, Warranties, Covenants, and Acknowledgments of Grantee. Grantee hereby represents, warrants, covenants, acknowledges and agrees on behalf of Grantee and his or her spouse, if applicable, that:

(a) Investment. Grantee is holding the Award and the Class B Units for Grantee’s own account, and not for the account of any other Person. Grantee is holding the Award and the Class B Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities. The Award, the Class B Units and the LGP Units involve a high degree or risk, including, without limitation, those set forth or incorporated by reference in the Registration Statement on Form S-8 filed by LGP with respect to the Units to be issued pursuant to the Plan.

(b) Relation to Company. Grantee is presently a director or employee of, or consultant to, the Company or an Affiliate, or is otherwise providing services to or for the benefit of the Company, and in such capacity has become personally familiar with the business of the Company.

(c) Access to Information. Grantee has had the opportunity to ask questions of, and to receive answers from, the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company and its Affiliates. Grantee has been provided all information Grantee has requested from the Company and LGP including, without limitation, copies of all reports filed by LGP with the Securities and Exchange Commission, copies of the Operating Agreement and the First Amended and Restated Limited Partnership Agreement of LGP dated as of October 30, 2012.

(d) Registration. Grantee understands that the Class B Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Class B Units cannot be transferred by Grantee unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Partnership and the Company have made no agreements, covenants or undertakings whatsoever to register the transfer of the Class B Units under the Securities Act. The Partnership and the Company have made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available. If an exemption under Rule 144 is available at all, it will not be available until at least one (1) year from issuance of the Award and then not unless (i) a public trading market then exists in Class B Units (or a successor security thereto); (ii) adequate information as to the Company’s financial and other affairs and operations is then available to the public, and (iii) all other terms and conditions of Rule 144 have been satisfied.

(e) Public Trading. None of the Company’s securities is presently publicly traded, the Partnership and the Company have no intention to register the sale of any of the Company’s securities and have made no representations, covenants or agreements as to whether there will be a public market for any of their securities.

(f) Tax Advice. The Partnership and the Company have made no warranties or representations to Grantee with respect to the income tax consequences of the issuance of the Class B Units or the transactions contemplated by this Agreement (including, without limitation, with respect to the making of an election under Section 83(b) of the Code), and Grantee is in no manner relying on the Company, the Partnership or their representatives for an assessment of such tax consequences. Grantee is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the Class B Units.

10.	Capital Account. Grantee shall make no contribution of capital to the Company in connection with the Award and, as a result, Grantee’s Capital Account (as defined in the Operating Agreement) balance in the Company immediately after receipt of the Class B Units shall be equal to zero, unless the Grantee was a Member of the Company prior to such issuance, in which case the Grantee’s Capital Account balance shall not be increased as a result of its receipt of the Class B Units.

11.	Section 83(b) Election. Grantee covenants and agrees that he shall make a timely election under Section 83(b) of the Code (and any comparable election in the state of Grantee’s residence) with respect to the Class B Units covered by the Award, and the Company hereby consents to the making of such election(s). The form of Section 83 (b) election is attached hereto as Exhibit B. In connection with such election, Grantee and Grantee’s spouse, if applicable, shall promptly provide a copy of such election to the Company. Grantee represents that Grantee has consulted any tax consultant(s) that Grantee deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. Grantee acknowledges and agrees that it is Grantee’s sole responsibility and not the Company’s to timely file an election under Section 83(b) of the Code (and any comparable state election), even if Grantee requests that the Company or any representative of the Company make such filing on Grantee’s behalf. Grantee should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.

12.	Ownership Information. Grantee hereby covenants and agrees that so long as Grantee holds any Class B Units, at the request of the Company or the Partnership, Grantee shall disclose to the Company and Partnership in writing such information relating to Grantee’s ownership of the Class B Units as the Company or Partnership reasonably believe to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.

13.	Taxes. The Company and the Grantee intend that (i) the Class B Units be treated as a “profits interest” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance of such Class B Units not be a taxable event to the Company, the Partnership or the Grantee as provided in such revenue procedure, and (iii) the Operating Agreement, the Partnership Agreement of the Partnership, the Plan and this Agreement be interpreted consistently with such intent. The Company or the Partnership may withhold from Grantee’s wages, or require Grantee to pay to the Company or the Partnership, any applicable withholding or employment taxes resulting from the issuance of the Award hereunder, from the vesting or lapse of any restrictions imposed on the Award, from the ownership or disposition of the Class B Units.

14.	Unit Certificate Restrictive Legends. Certificates evidencing the Award, to the extent such certificates are issued, may bear such restrictive legends as the Company and/or the Company’s counsel may deem necessary or advisable under applicable law or pursuant to this Agreement, including, without limitation, the following legends:

“The offering and sale of the securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for the Company such registration is unnecessary in order for such transfer to comply with the Securities Act.”

“The securities represented hereby are subject to forfeiture, transferability and other restrictions as set forth in (i) the Amended and Restated Operating Agreement of the Company dated March 4, 2014, as amended (ii) a written agreement with the Company, (iii) the Lehigh Gas Partners, LP 2012 Incentive Award Plan and (iv) the First Amended and Restated Agreement of Limited Partnership of Lehigh Gas Partners LP, dated as of October 30, 2012, in each case, as may be amended from time to time, and such securities may not be sold or otherwise transferred except pursuant to the provisions of such documents.”

15.	Joinder to LLC Agreement. As a condition of receiving this grant of Class B Units, the Grantee shall execute a joinder to the Operating Agreement, as the Operating Agreement may be amended or restated from time to time, in the form attached as Exhibit C. The Grantee acknowledges receipt of a copy of the Operating Agreement and that he has reviewed the Operating Agreement. The Grantee understands that the rights granted to the Grantee under the Operating Agreement are complex in nature, and have certain legal, tax and financial consequences to the Grantee. The Grantee has been advised by the Company to consult, and the Grantee has consulted to the extent the Grantee desired to do so, the Grantee’s own legal, tax and financial advisors with respect to these consequences. The Grantee understands, acknowledges and agrees that, upon execution of this Grant Agreement and the joinder to the Operating Agreement, the Grantee shall, without further action or deed, thereupon be bound by the Operating Agreement, as it may thereafter be restated or amended, as though a direct signatory thereto.

16.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and upon any person lawfully claiming under you.

17.	Amendment. The General Partner may amend or terminate the Plan and any instrument hereunder (including this Award Agreement) at any time, in whole or in part, and for any reason; provided, however, that except as otherwise provided with respect to Section 409A matters as provided in Section 20 or to the extent necessary to comply with other applicable laws and regulations (including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any SEC rule) and to conform the provisions of this Agreement to any changes thereto, no such amendment or termination shall adversely affect the rights of a Participant with respect to Awards granted to the Participant prior to the effective date of such amendment or termination.

18.	Nature of Payments. The Class B Units, and payments made pursuant to the Class B Units are not a part of salary or compensation paid or payable by the General Partner or its Affiliates for purposes of any other benefit or compensation plan or otherwise.

19.	Severability. If a particular provision of the Plan or this Agreement shall be found by final judgment of a court or administrative tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such illegal, invalid or unenforceable provisions shall not affect any other provision of the Plan or this Agreement and the other provisions of the Plan or this Agreement shall remain in full force and effect.

20.	Section 409A. It is intended that the Class B Units shall be either exempt from the provisions of Section 409A of the Code (“Section 409A”) or, to the extent subject to Section 409A, compliant with the requirements of Section 409A. In the event the Board determines that an Award constitutes deferred compensation subject to Section 409A, or may constitute such deferred compensation absent an amendment to the Plan or Award, the Board may amend or terminate your right to an Award, without your consent, as the Board shall determine in its sole discretion to ensure that such Award remains exempt from Section 409A, or, if the Board so desires, to ensure that such Award complies with Section 409A. All references in this Agreement to a termination of Continuous Service that results in the payment or vesting of any amounts or benefits that constitute “nonqualified deferred compensation” within the meaning of Section 409A shall mean a “separation from service” (as that term is defined at Section 1.409A-1(h) of the Treasury Regulations under Section 409A). Notwithstanding anything to the contrary provided for herein, if at the time of the termination of your Continuous Service you are a “specified employee” as defined in subsection (a)(2)(B)(i) of Section 409A, any and all amounts payable under this Agreement in connection with your termination of Continuous Service that constitute a deferral of compensation subject to Section 409A, as determined by the Committee in its sole discretion, and that would (but for this sentence) be payable within six months following such termination of Continuous Service, shall instead be paid on the earlier of the date that follows the date of such termination of Continuous Service by six months or the date of your death.

21.	Entire Agreement. This Agreement, the Operating Agreement, the Plan and the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of October 30, 2012, each as amended, constitute the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Class B Units granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.

22.	Governing Law. This grant shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

[Remainder of Page Intentionally Left Blank]

THE UNDERSIGNED GRANTEE ACKNOWLEDGES RECEIPT OF THIS AWARD AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF CLASS B UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS THIS AWARD AGREEMENT AND THE PLAN.

LEHIGH GAS PARTNERS LP,		GRANTEE:

By:	Lehigh Gas GP LLC, its general partner

By:		Signature:
Name:	Joseph V. Topper, Jr.	Name:
Title:	CEO	Dated:
Dated:	March 14, 2014

LGP OPERATIONS LLC

By:
Name:	Joseph V. Topper, Jr.
Title:	President
Dated:	March 14, 2014

Exhibit A

Form of Redemption Notice

To LGP Operations LLC:

Pursuant to the terms of Section 2.04(i)(E) of that certain Amended and Restated Operating Agreement of LGP Operations LLC., a Delaware limited liability company (the “Company”) dated March 4, 2014 (the “Agreement”), as amended, the undersigned owner of Class B Units (“Grantee”) of the Company, hereby exercises the right to redeem the number of Class B Units set forth below in accordance with the terms of the Agreement and directs that the cash payable or Units issuable and deliverable upon the redemption be issued and delivered to the undersigned at its address on the books of the Company, unless a different name has been indicated below. If cash is to be paid or Units are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Social Security or Other Taxpayer Identifying Number:

Number of Class B Units to be Redeemed (If less than all is to be converted):

The undersigned represents and warrants that all Class B Units to be Redeemed pursuant to this Notice shall be free and clear of adverse claims (as such term is defined in the Uniform Commercial Code of the State of Delaware).

Dated

Printed Name:

Fill in for registration of Units if to be issued otherwise than to the Holder at its Record Address.

(Name)

(Address)

(including zip code)

EXHIBIT A

EXHIBIT B

Election to Include in Gross Income

in Year of Transfer of Property

Pursuant to Section 83(b) of the Internal Revenue Code

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned are:

Name:

Address:

Taxpayer Identification Number:

2.	Description of property to which the election is being made:

3.	Date on which property was transferred:

The taxable year to which this election relates:

4.	Nature of restrictions to which the property is subject:

5.	Fair market value of the property at time of transfer:

6.	Amount paid for the property:

7.	A copy of this statement has been furnished to the Company issuing property.

Date:

Name:

EXHIBIT B

EXHIBIT C

JOINDER AGREEMENT

By executing and delivering this Joinder Agreement (“Joinder Agreement”) to LGP Operations LLC, a Delaware limited liability company (the “Company”), the undersigned hereby agrees to become a party to, be bound by and comply with the provisions of the Company’s Amended and Restated Operating Agreement dated March 4, 2014, as amended, as a Member thereof and as a holder of Class B Units granted pursuant to an Award Agreement dated March 14, 2014.

The undersigned agrees, both before and after the date of this Joinder Agreement: (i) to use his best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the joinder and other transactions contemplated by this Joinder Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the joinder or other transactions contemplated hereunder, and (iii) to cooperate with the Company in connection with the foregoing.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of             , 20    .

Name of Grantee

ACKNOWLEDGED AND ACCEPTED

LGP Operations LLC, a Delaware limited
liability company

By:

Name:

Title:

EXHIBIT C